POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that I, BEN A. GUILL, reposing special trust and confidence in THOMAS R. DENISON, have made, constituted and appointed, and by these presents do make, constitute and appoint the said THOMAS R. DENISON my true and lawful attorney-in-fact and agent, both FOR ME PERSONALLY and in my name, place and stead, IN MY CAPACITY AS AN OFFICER OR DIRECTOR OF FIRST RESERVE CORPORATION ("FRC"), FIRST RESERVE GP IX, INC. ("GP IX"), FIRST RESERVE GP X, INC. ("GP X"), or any entity of which any the foregoing is the direct or indirect general partner or for which any of the foregoing otherwise has the authority to act (collectively with FRC, GP IX and GP X, the "First Reserve Entities"), with full power and authority to do and perform each and every act necessary, as fully as I might do if personally present, to accomplish and complete the following acts or transactions:
1. With respect to any
entity in which any First Reserve Entity has an investment (each a "Company"), sign on my behalf, any and all filings (including filings with the Securities and Exchange Commission), agreements, notices or documents arising from, or related to any Company, including, (a) any holdings or investments of any First Reserve Entity in any Company; and (b) any holdings or investments of mine in any Company.
2. Seek or obtain, as my
representative and on my behalf, from any third party, including brokers, employee benefit plan administrators and trustees, information on transactions involving any Company or the securities of any Company, and I hereby authorize any such person to release any such information to the attorney-in-fact designated hereunder and approve and ratify any such release of information; and
3. Perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on my behalf in connection with the foregoing.
I ACKNOWLEDGE THAT:

-this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

-any documents prepared and/or executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
-neither such
attorney-in-fact nor any Company assumes (i) any liability for my responsibility to comply with the requirements of any law or regulation, including without limitation the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) any liability of mine for any failure to comply with such requirements; and
-this Power of Attorney does not relieve me from responsibility for compliance with my obligations under any law or regulation, including without limitation the requirements under the Securities Act and the Exchange Act.
 I hereby give and grant THOMAS R.
DENISON, in the capacity set forth above, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as I might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on my behalf, shall lawfully do or cause to be done by virtue of this Power of Attorney.
 This POWER OF
ATTORNEY shall remain in effect until revoked and shall not be affected by disability of the Principal.

EXECUTED this 8-11-04.
\s\ BEN A. GUILL

STATE OF CONNECTICUT	)
COUNTY OF FAIRFIELD	)
The foregoing instrument
was acknowledged before me the 11 day of AUGUST, 2004, by BEN A. GUILL, the Principal.
Witness my hand and official seal: \s\ HEATHER BRAINARD, Notary
My commission expires: 1-31-08
\s\ THOMAS R. DENISON, Specimen
Signature of Attorney

POWER OF ATTORNEY
KNOW ALL MEN BY THESE
PRESENTS, that I, JOSEPH R. EDWARDS, reposing special trust and confidence in THOMAS R. DENISON, have made, constituted and appointed, and by these presents do make, constitute and appoint the said THOMAS R. DENISON my true and lawful attorney-in-fact and agent, both FOR ME PERSONALLY and in my name, place and stead, IN MY CAPACITY AS AN OFFICER OR DIRECTOR OF FIRST RESERVE CORPORATION ("FRC"), FIRST RESERVE GP IX, INC. ("GP IX"), FIRST RESERVE GP X, INC. ("GP X"), or any entity of which any the foregoing is the direct or indirect general partner or for which any of the foregoing otherwise has the authority to act (collectively with FRC, GP IX and GP X, the "First Reserve Entities"), with full power and authority to do and perform each and every act necessary, as fully as I might do if personally present, to accomplish and complete the following acts or transactions:

1. With respect to any entity in which any First Reserve Entity has an investment (each a "Company"), sign on my behalf, any and all filings (including filings with the Securities and Exchange Commission), agreements, notices or documents arising from, or related to any Company, including, (a) any holdings or investments of any First Reserve Entity in any Company; and (b) any holdings or investments of mine in any Company.

2. Seek or obtain, as my representative and on my behalf, from any third party, including brokers, employee benefit plan administrators and trustees, information on transactions involving any Company or the securities of any Company, and I hereby authorize any such person to release any such information to the attorney-in-fact designated hereunder and approve and ratify any such release of information; and
3. Perform
any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on my behalf in connection with the foregoing.
I ACKNOWLEDGE THAT:
-this Power of Attorney authorizes, but
does not require, such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;
-any documents prepared and/or executed
by such attorney-in-fact on my behalf pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
-neither such attorney-in-fact nor any Company assumes (i) any liability for my responsibility to comply with the requirements of any law or regulation, including without limitation the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) any liability of mine for any failure to comply with such requirements; and
-this Power of Attorney does not relieve me from responsibility for compliance with my obligations under any law or regulation, including without limitation the requirements under the Securities Act and the Exchange Act.
 I hereby give and grant THOMAS R.
DENISON, in the capacity set forth above, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as I might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on my behalf, shall lawfully do or cause to be done by virtue of this Power of Attorney.
 This POWER OF
ATTORNEY shall remain in effect until revoked and shall not be affected by disability of the Principal.

EXECUTED this 8-11-04
\s\ JOSEPH R.
EDWARDS
STATE OF CONNECTICUT	)
COUNTY OF FAIRFIELD	)
The foregoing
instrument was acknowledged before me this 11 day of AUGUST, 2004, by JOSEPH R. EDWARDS, the Principal.
Witness my hand and official seal: \s\
HEATHER BRAINARD, Notary
My commission expires: 1-31-08

\s\ THOMAS
R. DENISON, Specimen signature of Attorney